SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LM FUNDING AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

April  __, 2020

TO OUR SHAREHOLDERS:

You are cordially invited to attend our Annual Shareholders’ Meeting, which will be held at 1200 Platt Street, Suite 100 Tampa, Florida 33606, on Monday, May 11, 2020, at 3 p.m., local time. Shareholders will be admitted beginning at 2:30 p.m.

The attached notice of annual meeting of shareholders and proxy statement cover the formal business of the annual meeting and contains a discussion of the matters to be voted upon at the annual meeting. At the annual meeting, our management will also provide a report on our operations and achievements during the past year.

Your vote is very important. Whether or not you plan to attend the meeting in person, please vote your shares by completing, signing and returning the accompanying proxy card, or by following the instructions on the card for voting by telephone or internet. If you later decide to attend the annual meeting and vote in person, you may revoke your proxy at that time.

Bruce M. Rodgers, Esq.

Chairman of the Board Chief Executive Officer

LM Funding America, Inc. •1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • lmfunding.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF LM FUNDING AMERICA, INC.:

TIME:	3 p.m., local time, on Monday, May 11, 2020. Shareholders will be admitted beginning at 2:30 p.m.

PLACE:	LM Funding America, Inc. 1200 West Platt Street, Suite 100 Tampa, Florida 33606

ITEMS OF BUSINESS:	1.	To elect two Class I directors to hold office for a three-year term ending at the third annual meeting of shareholders following their election;

	2.	To ratify the appointment of Malone Bailey LP as the company’s independent auditor to audit the company’s 2020 financial statements; and
3.

To approve an amendment (in the event it is deemed by the company’s Board of Directors to be advisable) to the company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors

	4.	To transact such other business that may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	Shareholders of record on March 16, 2020 are entitled to notice of the annual meeting and are entitled to vote at the annual meeting in person or by proxy.

ANNUAL REPORT	Our 2019 Annual Report to Shareholders, as amended, which is not a part of this proxy statement is enclosed.

PROXY VOTING

It is important that your shares be represented at the annual meeting and voted in accordance with your instructions.  Please indicate your instructions by promptly signing and dating the enclosed proxy card and mailing it in the enclosed postage paid, pre-addressed envelope or by following the instructions on the proxy card for telephone or internet voting.

By Order of the Board of Directors,

Bruce M. Rodgers

Chairman of the Board

Chief Executive Officer

LM Funding America, Inc. •1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • lmfunding.com

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2020

TO THE SHAREHOLDERS OF LM FUNDING AMERICA, INC.:	April __, 2020

This proxy statement and the form of proxy are delivered in connection with the solicitation by the Board of Directors of LM Funding America, Inc. (the “company,” “we,” or “us”), a Delaware corporation, of proxies to be voted at our below-described Annual Meeting of Shareholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Shareholders on Monday, May 11, 2020, beginning at 3 p.m., local time. The Annual Meeting will be held at 1200 West Platt Street, Suite 100, Tampa, Florida 33606. Shareholders will be admitted beginning at 2:30 p.m.

Your vote is very important. Therefore, whether you plan to attend the Annual Meeting or not and regardless of the number of shares you own, please date, sign and return the enclosed proxy card promptly or follow the instructions on the card for voting by telephone or internet.

At the meeting, the use of cameras, audio or video recording equipment, communications devices or similar equipment will be prohibited.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held on May 11, 2020:

This proxy statement and the 2019 Annual Report to Shareholders are available at www.proxyvote.com

Upon your written request, we will provide you with a copy of our 2019 annual report on Form 10-K, including exhibits, free of charge. Send your request to LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606.

LM Funding America, Inc. •1200 West Platt Street, Suite 100, Tampa, FL 33606 • T (813) 222-8996 • F (813) 221-7909 • lmfunding.com

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

The principal purposes of the Annual Meeting are to ratify the appointment of our outside auditors, elect two directors to the company’s Board of Directors, and to approve an amendment (in the event it is deemed by the company’s Board of Directors to be advisable) to the company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors.  In addition, our management will report on our performance during 2019, discuss challenges ahead and respond to questions from shareholders.

When were these materials mailed?

We began mailing this proxy statement on or about April __, 2020.

Who is entitled to vote?

Shareholders of record at the close of business on the record date, March 16, 2020, are entitled to vote in person or by proxy at the Annual Meeting.  In general, shareholders are entitled to one vote per share on each matter voted upon. In an election for directors, however, shareholders are entitled to vote the number of shares they own for as many director candidates as there are directors to be elected. The Board of Directors has determined that the Board of Directors should include two Class I directorships. Accordingly, since two directors are to be elected at this Annual Meeting, in electing directors, each share will entitle the shareholder to two votes, one per director. Shareholders may not cumulate their votes. As of March 16, 2020, there were 3,234,263 common shares outstanding.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares outstanding will constitute a quorum, permitting us to conduct the business of the meeting.

What is the difference between a shareholder of record and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, V Stock Transfer, LLC, then you are a “shareholder of record.” This Notice of Meeting and proxy statement has been provided directly to you by LM Funding America, Inc. You may vote by ballot at the meeting or vote by proxy. To vote by proxy, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by telephone or internet.

If your shares are held for you in a brokerage, bank or other institutional account (that is, held in “street name”), then you are not a shareholder of record. Rather, the institution is the shareholder of record and you are the “beneficial owner” of the shares. The accompanying Notice of Meeting and this proxy statement have been forwarded to you by that institution. If you complete and properly sign the accompanying proxy card and return it in the enclosed envelope, or follow the instructions on the proxy card for voting by telephone or internet, the institution will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the institution).

How do I vote?

By Ballot at the Meeting. If you are a shareholder of record and attend the Annual Meeting, you may vote in person by ballot at the Annual Meeting. To vote by ballot, you must register and confirm your shareholder status at the meeting. If the shareholder of record is a corporation, partnership, limited liability company or other entity of which you are an officer or other authorized person, then you should bring evidence of your authority to vote the shares on behalf of the entity. If your shares are held for you in a brokerage, bank or other institutional account (that is, in “street name”), you must obtain a proxy, executed in your favor, from that institution (the holder of record) to vote your beneficially-owned shares by ballot at the Annual Meeting. In the election of directors (Matter No. 1), each share held by a shareholder of record will be entitled to two votes, one for each director to be elected.

By Proxy. If you complete, sign and return the accompanying proxy card or follow the instructions on the proxy card for voting by telephone or internet, then your shares will be voted as you direct. In the election of directors (Matter No. 1), your options with respect to each director are to direct a vote “FOR” or to “WITHHOLD AUTHORITY.”

If you are a shareholder of record, then you may opt to deliver your completed proxy card in person at the Annual Meeting.

Can I vote by telephone or internet?

Yes. If you follow the instructions on the proxy card for voting by telephone or internet, your shares will be voted as you direct.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not have discretionary voting power on a matter and has not received instructions from the beneficial owner. Broker non-votes are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on nonroutine matters such as Matter No. 1. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Matter No. 1 and will not affect the outcome of Matter No. 1.

What does it mean if I receive more than one proxy card?

You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign and return each proxy card you receive or follow the telephone or internet instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.

Can I change my vote or instruction?

Yes. You may follow the instructions on the proxy card to change your votes or instructions any time before midnight the day before the meeting.  In addition, if you are a shareholder of record, you may revoke your proxy any time before your shares are voted by filing with the secretary of the company a written notice of revocation or submitting a duly executed proxy bearing a later date. If you file a notice of revocation, you may then vote (or abstain from voting) your shares in person at the Annual Meeting. If you submit a later dated proxy, then your shares will be voted in accordance with that later dated proxy. No such notice of revocation or later dated proxy, however, will be effective unless received by us at or before the Annual Meeting and before your shares have been voted. Unless the proxy is revoked, the shares represented thereby will be voted at the Annual Meeting or any adjournment thereof as indicated on the proxy card. Sending in a proxy does not affect your right to vote in person if you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

If I submit a proxy card, how will my shares be voted?

Your shares will be voted as you instruct on the proxy card.

What happens if I submit a proxy card and do not give specific voting instructions?

If you are a shareholder of record and sign and return the proxy card without indicating your instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their own discretion. As of the date this proxy statement went to print, we did not know of any other matters to be raised at the Annual Meeting.

What are the Board of Directors’ recommendations?

The Board of Directors recommends votes—

➢	FOR election of the following nominees for director positions:

Mr. Bruce M. Rodgers

Ms. Carollinn Gould

➢	FOR the proposal to ratify the appointment of Malone Bailey LP as the company’s independent auditor to audit the company’s 2020 financial statements;

➢

FOR the proposal to approve an amendment (in the event it is deemed by the company’s Board of Directors to be advisable) to the company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors; and

➢	FOR the authority to transact such other business as may properly come before the stockholders at the Annual Meeting.

What vote is required to approve each item?

The vote required to approve each matter to be voted on at the Annual Meeting is described below. We do not anticipate other matters coming to a vote at the Annual Meeting. Should any other matter be brought to a vote, the matter will be approved by the affirmative vote of the majority of the outstanding shares present in person or by proxy at the Annual Meeting and entitled to vote on the subject matter at a meeting at which a quorum is present unless a greater number of affirmative votes is required for approval of that matter under our Certificate of Incorporation, by-laws, or Delaware General Corporate Law.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. The required vote for each of the proposal expected to be acted upon at the Annual Meeting is described below:

Proposal No. 1 — Election of directors. Directors are elected by a plurality, with the two nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Under the plurality vote standard, any shares that are not voted, whether by abstention, broker no- votes or otherwise, will not affect the election of directors.

Proposal No. 2 — Ratification of independent registered public accounting firm. This proposal must be approved by a majority of the votes cast on the matter affirmatively or negatively. As a result, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

Proposal No. 3 — Approval of the amendment (to the extent it is deemed by the Company’s Board of Directors to be advisable) to the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors. This proposal must be approved by the affirmative vote of the holders of a majority of the common stock outstanding and entitled to vote.  Abstentions and broker non-votes will have the same effect as a vote against the this proposal.

How will votes be counted?

All votes will be tabulated by the secretary of the company. We have engaged Broadridge Financial Solutions, Inc. to collect and tabulate proxy instructions.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting. In accordance with the company’s Certificate of Incorporation, the Board of Directors is divided into three classes. Class I and Class II each consists of two directors, and Class III consists of three directors. All directors within a class have the same three-year terms of office. The class terms expire at successive annual meetings so that each year a class of directors is elected. The current terms of director classes were originally scheduled to expire at the annual meeting of shareholders in 2019 (Class I directors) 2020 (Class II directors) and 2021 (Class III directors).  However, because we did not have an annual meeting of shareholders in 2019, the Class I directors will be elected at this Annual Meeting of Shareholders, with the Class II directors being elected at the next annual meeting of shareholders following this Annual Meeting of Shareholders. Each of the Class I directors elected at this Annual Meeting will be elected to serve a three-year term.

With the recommendation of the nominating and governance committee, the Board of Directors has nominated the following persons to stand for election as Class I directors at this Annual Meeting of Shareholders, with terms expiring at the third annual meeting of shareholders following their election:

Mr. Bruce M. Rodgers

Ms. Carollinn Gould

Each of the nominees for election as a director has consented to serve if elected. If, as a result of circumstances not now known or foreseen, one or more of the nominees should be unavailable or unwilling to serve as a director, proxies may be voted for the election of such other persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

The persons named in the enclosed proxy card intend, unless otherwise directed, to vote such proxy “FOR” the election of Mr. Bruce M. Rodgers and Ms. Carollinn Gould as Class I directors of LM Funding America, Inc. The nominees receiving the two highest “FOR” vote totals will be elected as directors.

In the election of directors, the two highest recipients of “FOR” votes will be elected. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES AS

DIRECTORS OF THE COMPANY

ITEM 1 ON YOUR PROXY CARD.

DIRECTORS

Set forth below is a summary of the background and experience of each director nominee and director.  There is no family relationship among any of the directors and/or executive officers of the company except as follows: Mr. Bruce M. Rodgers, our Chairman, Chief Executive Officer and President, and Ms. Carollinn Gould, our Vice President—General Manager, Secretary, and director, have been married since 2004 and Joel E. Rodgers, Sr. is the father of Bruce M. Rodgers and the father-in-law of Carollinn Gould.

Directors Standing for Election (Class I)

Bruce M. Rodgers. Mr. Rodgers, age 56, serves as the Chairman of the Board of Directors, Chief Executive Officer and President of the company. Prior to that, Mr. Rodgers owned Business Law Group, P.A. (“BLG”) and served as counsel to the founders of LM Funding, LLC (“LMF”).  Mr. Rodgers was instrumental in developing the company’s business model prior to inception.  Mr. Rodgers transferred his interest in BLG to attorneys within the firm by means of redemption of such interest in BLG prior to the company going public in 2015.  Mr. Rodgers is a former business transactions attorney and was an associate of Macfarlane, Ferguson, & McMullen, P.A. from 1991 to 1995 and a partner from 1995-1998 and was an equity partner of Foley & Lardner LLP from 1998 to 2003. Originally from Bowling Green, Kentucky, Mr. Rodgers holds an engineering degree from Vanderbilt University (1985) and a Juris Doctor, with honors, from the University of Florida (1991). Mr. Rodgers also served as an officer in the United States Navy from 1985-1989 rising to the rank of Lieutenant, Surface Warfare Officer. Mr. Rodgers is a member of the Florida Bar and holds an AV-Preeminent rating from Martindale Hubbell.

Mr. Rodgers brings to the Board of Directors considerable experience in business, management and law, and because of those experiences and his education, he possesses analytical and legal skills which are considered of importance to the operations of the company, the oversight of its performance and the evaluation of its future growth opportunities. Furthermore, his performance as Chief Executive Officer has indicated an in-depth understanding of the Company’s business.

Carollinn Gould. Ms. Gould, age 56, co-founded LMF in January 2008, and currently serves as Vice President—General Manager, Secretary and a director of the company. Prior to joining LMF, Ms. Gould owned and operated a recruiting company specializing in the placement of financial services personnel. Prior to that, Ms. Gould worked at Outback Steakhouse (NYSE: OSI )

(“OSI”) where she opened the first restaurant in 1989 and finished her career at OSI in 2006 as shared services controller for over 1,000 restaurants. Ms. Gould holds a Bachelor’s Degree in Business Management from Nova Southeastern University.

As a co-founder of LMF, Ms. Gould brings to our Board of Directors an encyclopedia of knowledge regarding LMF’s growth, operation, and procedures. Since inception, Ms. Gould has controlled all bank accounts of the company and managed its internal control systems. Ms. Gould also brings public company audit experience from her duties as controller at OSI as well as a wealth of personnel management and human resources skills.

Directors Continuing in Office

Directors whose present terms continue until the next annual meeting of shareholders (Class II):

Douglas I. McCree. Mr. McCree, age 54, has served as a director of the company since its initial public offering in October 2015. Mr. McCree has been with First Housing Development Corporation of Florida (“First Housing”) since 2000 and has served as its Chief Executive Officer since 2004. From 1987 through 2000, Mr. McCree held various positions with Bank of America, N.A. including Senior Vice President—Affordable Housing Lending. Mr. McCree serves on numerous professional and civic boards. He received a B.S. from Vanderbilt University majoring in economics. Mr. McCree brings to the Board of Directors many years of banking experience and a strong perspective on public company operational requirements from his experience as Chief Executive Officer of First Housing.

 Joel E. Rodgers, Sr. Mr. Rodgers, age 82, has served as a director of the company since its initial public offering in October 2015.  Mr. Rodgers has been Vice President of Allied Signal, Inc. (1987-1992) and CEO of Baron Blakeslee, Inc. (1985-1987). Since 1995 Mr. Rodgers has served as a part-time Professor at Nova Southeastern University teaching finance, statistics, marketing, operation, and strategy. He has published numerous articles dealing with empowerment and corporate leadership. Mr. Rodgers represented the United States State Department in China, Mexico and Brazil in negotiations regarding the Montreal Protocol which dealt with limiting fluorocarbon discharge. Mr. Rodgers’ civic work extends to service on the library, hospital and municipal utility boards of Bowling Green, Kentucky. Mr. Rodgers holds a Doctorate of Business Administration from Nova Southeastern University, a Masters of Business Administration from University of Kentucky, a B.S. in Mechanical Engineering from University of New Mexico and was a University of Illinois PhD candidate. He brings to our Board of Directors a lifetime of management, finance and marketing experience as well as an academic career of study in each.

Directors whose present terms continue until the second annual meeting of shareholders following this Annual Meeting (Class III):

Martin A. Traber Mr. Traber, age 74, has served as a director of the company since its initial public offering in October 2015. Mr. Traber is currently Chairman of Skyway Capital Markets, LLC. From 1994 until 2016, Mr. Traber was a partner of Foley & Lardner LLP, in Tampa, Florida, representing clients in securities law matters and corporate transactions. Mr. Traber is a founder of NorthStar Bank in Tampa, Florida and from 2007 to 2011 served as a member of the Board of Directors of that institution. Mr. Traber served on the Board of Directors of JHS Capital Holdings, Tampa, Florida and on the Advisory Board of Platinum Bank, Tampa, Florida. From 2012 to 2013, he served on the Board of Directors of Exeter Trust Company, Portsmouth, New Hampshire. Mr. Traber holds a Bachelor of Arts and a Juris Doctor from Indiana University.

Mr. Traber brings considerable legal, financial and business experience to the Board of Directors. He has counseled and observed numerous businesses in a wide range of industries. The knowledge gained from his observations and his knowledge and experience in business transactions and securities law are considered important in monitoring the company’s performance and whe we consider and pursue business acquisitions and financial transactions. As a corporate and securities lawyer, Mr. Traber has a fundamental understanding of governance principles and business ethics. His knowledge of other businesses and industries are useful in determining management and director compensation.

Andrew L. Graham Mr. Graham, age 62, has served as a director of the company since its initial public offering in October 2015. Since June 2008, Mr. Graham has served as Vice President, General Counsel and Secretary of HCI Group, Inc. (NYSE:HCI). From 1999 to 2007, Mr. Graham served in various capacities, including as General Counsel, for Trinsic, Inc. (previously named Z-Tel Technologies, Inc.), a publicly-held provider of communications services headquartered in Tampa, Florida. Since 2011, Mr. Graham has served on the Internal Audit Committee of Hillsborough County, Florida. From 2007 to 2011, he served on the Board of Trustees of Hillsborough Community College, a state institution serving over 45,000 students annually.

Mr. Graham holds a Bachelor of Science, major in Accounting, from Florida State University and a Juris Doctor, as well as a Master of Laws (L.L.M.) in Taxation, from the University of Florida College of Law. Mr. Graham was licensed in Florida as a

Certified Public Accountant from 1982 to 2001. As a Certified Public Accountant, he audited, reviewed and compiled financial statements and prepared tax returns. Mr. Graham’s experience serving as general counsel to publicly-held companies brings to our Board of Directors a comprehensive understanding of public company operations, financial reporting, disclosure and corporate governance, as well a perspective regarding potential acquisitions. With his accounting education and experience, he also brings a sophisticated understanding of accounting principles, auditing standards, internal accounting control and financial presentation and analysis

Frederick Mills Mr. Mills age 62, has been a partner with the law firm Morrison & Mills, PA since 1989, a Tampa, Florida law firm that focuses on business law.  Mr. Mills is also a founder and board member of Apex Labs, Inc (toxicology lab in Tampa FL). Mr. Mills serves on numerous professional and civic boards. He received a B.S. from the University of Florida majoring in accounting and received a J.D. from the University of Florida. Mr. Mills will bring to the Board of Directors many years of business and financial experience from his past experience as a founding board member and Audit Committee Chairman for Nature Coast Bank (OTCQB:NCBF), which was a publicly-held company, and his business law practice.

Arrangements as to Selection and Nomination of Directors

We are aware of no arrangements as to the selection and nomination of directors.

Independent Directors

Based upon recommendations of our nominating and governance committee, the Board of Directors has determined that current directors Messrs. McCree, Graham, Mills and Traber are “independent directors” meeting the independence tests set forth by NASDAQ Stock Market and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including having no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). In the case of Mr. Traber, the Board of Directors considered his previous role as a partner of Foley & Lardner LLP, which provides legal services to the company. Mr. Traber is currently Chairman of Skyway Capital Markets to which we paid a total of $15,000 and $135,000 in 2018 and 2019, respectively, for a $125,000 fairness opinion for the acquisition of IIU, Inc. and a $25,000 deposit for another fairness opinion.  We have determined that the fees received by the law firm amount to less than 1% of the firm’s total annual revenue, that the fees paid to Skyway Capital Markets was less than 1% of that firm’s total annual revenue, and also considered Mr. Traber’s personal financial substance, his other sources of income and his lack of dependence upon fees from the company.

DIRECTOR COMPENSATION

The compensation of our non-employee directors is determined by the Board of Directors which solicits a recommendation from the compensation committee.

Directors who are employees of the company do not receive any additional compensation for their service as directors. During 2018 and 2019, the company’s non-employee directors did not earn any fees for service to the company, which includes attendance at Board of Directors and committee meetings held during 2018 and 2019.

The following table sets forth information with respect to compensation earned by each of our directors (other than “named executive officers”) during the year ended December 31, 2018 and 2019.

Fees
Earned or
	Paid in	Option
	Cash	Awards
Name	($)(1)	($)	Total ($)
Martin A. Traber	$—	$—	$—
Andrew Graham	$—	$—	$—
Fred Mills	$—	$—	$—
Douglas I. McCree	$—	$—	$—
Joel E. Rodgers, Sr.	$—	$—	$—

(1)	Represents compensation for the period from January 1, 2018 through December 31, 2018 and January 1, 2019 through December 31, 2019.

TRANSACTIONS WITH RELATED PERSONS

Transactions

LMF has engaged BLG on behalf of many of its Association clients to service and collect the accounts and to distribute the proceeds as required by Florida law and the provisions of the purchase agreements between LMF and the Associations. In addition, Ms. Gould entered an employment agreement to work part-time for LMF. Ms. Gould’s employment agreement with LMF permits her to also work as General Manager of Business Law Group, P.A. which pays her additional compensation of $150,000 per year.

Legal Services

One of our directors, Martin A. Traber, is a former partner at the law firm of Foley & Lardner LLP retiring in 2016. Since our inception in 2015, the firm has provided legal representation to us. During 2019, 2018 and 2017, Foley & Lardner LLP billed us approximately $58,000, $239,000 and $50,000, respectively, which represents less than 1% of Foley & Lardner’s annual fee revenue. These services were provided on an arm’s-length basis and paid for at fair market value. We believe that such services were performed on term at least as favorable to us as those that would have been realized in transactions with unaffiliated entities or individuals.

Consulting Services

One of our directors, Martin A. Traber, is Chairman at Skyway Capital Markets which billed us $15,000 in 2018 and $110,000 in 2019 for a fairness opinion and $25,000 in 2019 for a future fairness opinion, the total of which represents less than 1% of Skyway Capital Markets annual revenue. These services were provided on an arm’s-length basis and paid for at fair market value. We believe that such services were performed on term at least as favorable to us as those that would have been realized in transactions with unaffiliated entities or individuals.

ADVERSE INTERESTS

We are not aware of any material proceedings in which an executive officer or director is a party adverse to the company or has a material interest adverse to the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4, and 5 filed for the years 2018 and 2019, we believe that all our directors, officers, and 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.  In addition, all such forms were filed timely.

CODE OF ETHICS

We have adopted a code of ethics applicable to all employees and directors, including our Chief Executive Officer and Chief Financial Officer. We have posted the text of our code of ethics to our internet web site: www.lmfunding.com by clicking “Investors” at the top and then “Corporate Governance” and then the appropriate “Code of Ethics”. We intend to disclose any change to or waiver from our code of ethics by posting such change or waiver to our internet web site within the same section as described above

CORPORATE GOVERNANCE GUIDELINES

We have adopted Corporate Governance Guidelines to promote effective governance of the company.  A current copy of our Corporate Governance Guidelines is available on our website www.lmfunding.com by clicking “Investors” at the top and then “Corporate Governance” and then “Corporate Governance Guidelines.”

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held ten meetings in 2018 and eight meetings in 2019. During 2018 or 2019, no director attended less than 75% of the Board of Directors and applicable committee meetings.

Board members are encouraged, but not required to attend the Annual Meeting of the Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have established procedures by which shareholders may communicate with members of the Board of Directors, individually or as a group.  Shareholders wishing to communicate with the Board of Directors or a specified member of the Board may send written communications addressed to: Board of Directors, LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606. The mailing envelope should clearly specify the intended recipient or recipients, which may be the Board of Directors as a group or an individual member of the Board.  The communication should include the shareholder’s name and the number of shares owned.  Communications that are not racially, ethically or religiously offensive, commercial, pornographic, obscene, vulgar, profane, defamatory, abusive, harassing, threatening, malicious, false or frivolous in nature will be promptly forwarded to the specified members of the Board of Directors.  We have also established procedures by which all interested parties (not just shareholders) may communicate directly with our non-management or independent directors as a group.  Any interested party wishing to communicate with our non-management or independent directors as a group may send written communications addressed to: Board of Directors, LM Funding America, Inc., Attention:  Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606.  The mailing envelope should clearly specify the intended recipients, which may be the non-management directors or the independent directors as a group.  The envelope will be promptly forwarded for distribution to the intended recipients.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an audit committee, a compensation committee and a nominating and governance committee.

Audit Committee

The company has a separately-designated standing audit committee established in accordance with the Securities and Exchange Act of 1934. The audit committee’s responsibilities include the following:

•	assisting our Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices;
•	overseeing the work of our internal accounting and auditing processes;
•	discussing with management our processes to manage business and financial risk;
•

making appointment, compensation, and retention decisions regarding, and overseeing the independent registered public accounting firm engaged to prepare or issue audit reports on our financial statements;

•

establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures; and
•	conducting an appropriate review and approval of all related party transactions for potential conflict of interest situations on an ongoing basis.

The audit committee is composed of three members: Andrew Graham, its chairman, Fred Mills and Douglas I. McCree. Since our common shares are listed on Nasdaq Capital Markets, we are governed by its listing standards. Accordingly, the members of the audit committee are considered to be “independent directors” pursuant to the definition contained in Rule 5605(a)(2) of the NASDAQ and the criteria for independence set forth in Rule 10A-3(b)(1) of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Graham is an audit committee financial expert. The audit committee met formally four times during 2018 and four times during 2019 and otherwise acted by unanimous written consent. The Board of Directors has adopted a written Audit Committee Charter. A current copy of the charter is available on our website www.lmfunding.com by clicking “Investors” and then “Corporate Governance.”

Compensation Committee

The compensation committee’s responsibilities include the following:

•	reviewing and approving the compensation programs applicable to our executive officers;
•	recommending to the Board of Directors and periodically reviewing policies for the administration of the executive compensation programs;
•

reviewing and approving the corporate goals and objectives relevant to the compensation of the executive officers, evaluating the performance of the executive officers in light of those goals, objectives and strategies, and setting the compensation level of the executive officers based on this evaluation;

•	reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

•	administering and making awards under the company’s 2015 Omnibus Incentive Plan and monitoring and supervising the administration of any other benefit plans the company may have; and
•	reviewing and approving compensation to outside directors.

The compensation committee has the authority to determine the compensation of the named executive officers, except the Chief Executive Officer.  The compensation committee makes recommendations to the Board of Directors for non-employee directors and the Chief Executive Officer compensation and equity awards under the company’s 2015 Omnibus Incentive Plan.  At least annually the compensation committee considers the results of the company’s operations and its financial position and makes compensation determinations.  The compensation committee did not engage or rely on consultants in determining compensation paid to executive officers in 2018 or 2019 instead relying on the judgment and knowledge of its own members. The compensation committee views the determination of such compensation to be a collaborative effort and accordingly it welcomes recommendations and advice from executive officers and other directors. The compensation committee is composed of three members: Fred Mills, Douglas I. McCree and Martin A. Traber each of whom have been determined to be “independent” within the meaning of the SEC and NASDAQ regulations. The Board of Directors has adopted a formal compensation committee charter.   As required under NASDAQ Rule 5605(d)(1), the compensation committee assesses the adequacy of its charter on an annual basis. The compensation committee met formally two times during 2018 and one time during 2019 and otherwise acted by unanimous written consent.

A current copy of the charter is available on our website www.lmfunding.com by clicking “Investors” and then “Corporate Governance.”

Nominating and Governance Committee

•	establishing criteria for selection of potential directors, taking into account all factors it considers appropriate;
•

identifying and selecting individuals believed to be qualified as candidates to serve on the board and recommending to the board candidates to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of the shareholders;

•	recommending members of the board to serve on the committees of the board;
•	evaluating and ensuring the independence of each member of each committee of the board required to be composed of independent directors;
•	developing and recommending to the board a set of corporate governance principles appropriate for our company and consistent with the applicable laws, regulations, and listing requirements;
•	developing and recommending to the board a code of conduct for our company’s directors, officers, and employees;
•

ensuring that we make all appropriate disclosures regarding the process for nominating candidates for election to the board, including any process for shareholder nominations, the criteria established by the committee for candidates for nomination for election to the board, and any other disclosures required by applicable laws, regulations, or listing standards; and

•

reporting regularly to the board (i) regarding meetings of the committee, (ii) with respect to such other matters as are relevant to the committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the committee may deem appropriate.

The nominating and governance committee is composed of three members: Douglas I. McCree, Martin A. Traber and Andrew Graham. The nominating and governance committee had no meetings in 2018 or 2019 but will meet prior to the submission of this proxy statement. The Board of Directors has adopted a written Nominating and Governance Committee Charter. A current copy of the charter is available on our website at www.lmfunding.com by clicking “Investors” and then “Corporate Governance.”

Each of the proposed director nominees was recommended by the nominating and governance committee to the Board of Directors.

The nominating and governance committee identifies director candidates in numerous ways. Generally, the candidates are known to and recommended by members of the Board of Directors or management. In evaluating director candidates, the nominating and governance committee considers a variety of attributes, criteria and factors, including experience, skills, expertise, diversity, personal and professional integrity, character, temperament, business judgment, time availability, dedication and conflicts of interest. At a minimum, director candidates must be at least 18 years of age and have such business, financial, technological or legal experience or education to enable them to make informed decisions on behalf of the company. The nominating and governance committee has not adopted a specific policy on diversity.

The nominating and governance committee will consider director candidates recommended by shareholders. Any shareholder wishing to recommend one or more director candidates should send the recommendations before November 1st of the year preceding the next annual meeting of shareholders to LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606. Each recommendation should set forth the candidate’s name, age, business address, business telephone number, residence address, and principal occupation or employment and any other attributes or factors the shareholder wishes the committee to consider, as well as the shareholder’s name, address and telephone number and the class and number of shares held. The committee may require the recommended candidate to furnish additional information. Mr. Rodgers will forward recommendations of qualified candidates to the nominating and governance committee and those candidates will be given the same consideration as all other candidates.

A shareholder wishing to nominate an individual for election to the Board of Directors at the Annual Meeting of the Shareholders, rather than recommend a candidate to the nominating and governance committee, must comply with the advance notice requirements set forth in our bylaws. See “Shareholder Proposals for Presentation at the Annual Meeting” for further information.

Board of Directors Leadership Structure

Our business and affairs are managed under the direction of the Board of Directors. Under our current leadership structure, Bruce M. Rodgers serves as Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Rodgers’ role includes providing continuous feedback on the direction and performance of the company, serving as chairman of regular meetings of the Board of Directors, setting the agenda for the meetings of the Board of Directors and leading the Board of Directors in anticipating and responding to changes in our business. Mr. Rodgers plays a significant role also in formulating and executing the company’s strategic plans, financing activity and investment decisions. We believe board oversight and planning is a collaborative effort among the directors, each of whom has unique skills, experience and education, and this structure facilitates collaboration and communication among the directors and management and makes the best use of their respective skills. The Board of Directors periodically reviews the board leadership structure to evaluate whether the structure remains appropriate for the company and may determine to alter this leadership structure anytime based on then existing circumstances.

Board of Directors’ Role in Risk Oversight

The Board of Directors plays a significant role in monitoring risks to the company. Where major risks are involved, the Board of Directors takes a direct role in reviewing those matters.  The Board of Directors also approves any strategic initiatives and any large or unusual investment or other such expenditure of the company’s resources. The Board of Directors has established committees to assist in ensuring that material risks are identified and managed appropriately. Among them are the audit committee, the compensation committee, and the nominating and governance committee. The Board of Directors and its committees regularly review material operational, financial, compensation and compliance risks with executive management. The audit committee is responsible for assisting the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices and discussing with management our processes to manage business and financial risk. The compensation committee considers risk in connection with its design of our compensation programs for our executives.  The nominating and governance committee regularly reviews the company’s corporate governance structure and board committee assignments. Each committee regularly reports to the Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Malone Bailey LLP was our principal registered public accounting firm for 2019, 2018 and 2017.

AUDIT FEES

The following table sets forth the aggregate fees for services related to the years ended December 31, 2019, 2018 and 2017 provided by Malone Bailey, LLP and Skoda Minotti & Co. Certified Public Accountants, our principal accountants:

	2019	2018	2017
Audit Fees - Malone Bailey, LLP (1)	$122,000	$ 123,000	$85,000
Audit Fees - Skoda Minotti & Co. Certified Public Accountants (2)	-		45,000
All Other Fees (3)	8,076	24,975	12,500
Total	$130,076	$ 156,182	$142,500

(1)

Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q.

(2)

Audit Fees represent fees billed for professional services rendered for the audit of our annual financial statements and review of our quarterly financial statements included in our quarterly reports on Form 10-Q.

(3)	All Other Fees represent fees billed for services provided to us not otherwise included in the category above

PRE-APPROVAL POLICIES

All auditing services and non-auditing services are pre-approved by the audit committee. The audit committee has delegated this authority to the chairman of the audit committee for situations when pre-approval by the full audit committee is inconvenient. Any decisions by the chairman of the audit committee must be disclosed at the next audit committee meeting.

AUDIT COMMITTEE REPORT

The audit committee oversees the financial reporting processes of LM Funding America, Inc. on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management and discussed with management the quality, in addition to the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed with representatives of Malone Bailey LLP, the company’s independent registered public accounting firm responsible for auditing the company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the company’s accounting principles. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards adopted by the Public Company Accounting Oversight Board. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee discussed with representatives of Malone Bailey LLP, the overall scope and plans for their audit. The audit committee met with representatives of Malone Bailey LLP, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors the inclusion of the audited financial statements in the company’s Annual Reports on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Andrew Graham, Chairman

Fred Mills
Douglas I. McCree

PROPOSAL 2

 RATIFICATION OF MALONE BAILEY LLP

The Audit Committee of the Board of Directors has appointed Malone Bailey LLP (“Malone Bailey”) as the company’s independent registered public accounting firm for our fiscal year ending December 31, 2020. Malone Bailey also served as the company’s independent registered public accounting firm for our 2018 fiscal year ended December 31, 2018, and our 2019 fiscal year ended December 31, 2019. The Board of Directors concurs with the appointment and is submitting the appointment of Malone Bailey as our independent registered public accounting firm for stockholder ratification at the annual meeting.

Our Bylaws do not require that the stockholders ratify the appointment of Malone Bailey as our independent registered public accounting firm. We are seeking ratification because we believe it is a sound corporate governance practice. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain Malone Bailey, but may retain Malone Bailey in any event. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the company and its stockholders.

We expect that representatives of Malone Bailey, LLP will be either physically present or available via phone at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONE BAILEY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

ITEM 2 ON YOUR PROXY CARD.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION,

TO EFFECT A REVERSE STOCK SPLIT

General

You are being asked to approve an amendment (in the event it is deemed by our Board of Directors to be advisable) to our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio within the range of one-for-two (1:2) to one-for-ten (1:10), as determined by our Board of Directors (the “Reverse Stock Split Amendment”).  Any reverse stock split effectuated pursuant to this authorization being sought at the Annual Meeting is referred to herein as the “Reverse Stock Split.” Consummation of the Reverse Stock Split is subject to (i) stockholder approval at the Annual Meeting and (ii) further Board of Directors discretion as to whether to implement the Reverse Stock Split and, if implemented, the determination of the ratio within the range authorized by the stockholders. Under the proposed amendment, outstanding shares of our common stock between a range of two to ten would be combined and converted into one share of common stock. Our Board of Directors believes that a Reverse Stock Split at a ratio of between (1:2) and (1:10), inclusive, as currently proposed, will be effective to increase the per share trading price of our common stock above the minimum bid price of $1.00 per share required by Nasdaq to be listed on the Nasdaq Capital Market, as further discussed below.  The proposed amendment to our Certificate of Incorporation was approved by our Board of Directors on February 25, 2020, at which time the Board of Directors directed that the company seek the authorization of its stockholders to implement the Reverse Stock Split subject to the discretion of the Board of Directors.

 If our stockholders approve the Reverse Stock Split, the Board of Directors may implement the Reverse Stock Split promptly if necessary to satisfy Nasdaq’s minimum bid price. However, the Board of Directors reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this proposal is no longer in the best interests of the company and its stockholders.

If approved by our stockholders, and if implemented by the Board of Directors, the Reverse Stock Split will become effective at the time specified in the Reverse Stock Split Amendment, which would be filed with the Secretary of State of the State of Delaware. The exact ratio of the Reverse Stock Split within the one-for-two (1:2) to one-for-ten (1:10) range would be determined in the Board of Director’s discretion and publicly announced by the company.

Reasons for the Reverse Stock Split

Our common stock currently trades on the Nasdaq Capital Market under the symbol “LMFA.” The Nasdaq Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange.  On September 25, 2019, we received a notice from Nasdaq stating that we are not in compliance with the requirement of Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “Bid Price Rule”), as a result of the closing bid price of our common stock being below $1.00 per share for 30 consecutive business days. Nasdaq Listing Rules provide that we had 180 calendar days, or until March 23, 2020, to regain compliance with the Bid Price Rule. To regain compliance, the closing bid price of our common stock has to be at least $1.00 per share for a minimum of 10 consecutive business days. We were unable to regain compliance by March 23, 2020, we may be eligible for an additional 180-day period to demonstrate compliance with the Bid Price Rule. To qualify for the additional compliance period, we will be required to meet the continued listing requirement for market value of publicly held shares set forth in Nasdaq Listing Rule 5550(a) and all other initial listing standards set forth in Nasdaq Listing Rule 5505, with the exception of the Bid Price Rule, and will need to provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period.  If we do not qualify for the second compliance period or fail to regain compliance during the second 180-day period, then we expect that Nasdaq will provide notice that our common stock is subject to delisting from the Nasdaq Capital Market, at which point we would have an opportunity to appeal the delisting determination to a Nasdaq hearings panel. Although we currently believe that we will likely not be granted a second 180-day compliance period, we currently intend to appeal any delisting determination to a Nasdaq hearings panel.

The Board of Directors’ primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock in the event it becomes necessary in order to maintain and/or regain compliance with the Bid Price Rule. If a delisting from Nasdaq were to occur, the company believes its common stock would be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc. commonly referred to as the “Pink Sheets” and now known as the OTCQB market. The common stock may also be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the common stock files the appropriate application with, and such application is cleared by, FINRA. These markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Capital Market. If our common stock were to trade on the OTCQB or the OTCBB, selling such shares could be more difficult because smaller quantities of shares would likely be bought and sold and, transactions could be delayed. In addition, in the event our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our shares, further limiting their liquidity. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Such delisting from the Nasdaq Capital Market could also greatly impair the company’s ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by the company’s issuing equity in financing or other transactions. Our Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from the Nasdaq Capital Market and believes that, if compliance were not otherwise regained, the Reverse Stock Split would help the company regain compliance with the Bid Price Rule.

Our Board of Directors is also submitting the Reverse Stock Split to stockholders for approval based on its belief that increasing the price of our common stock may make our common stock more attractive to a broader range of institutional and other investors. We have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. If the Reverse Stock Split is approved by our stockholders, our Board of Directors may determine to approve the Reverse Stock Split in an effort to make our common stock a more attractive and cost effective investment for many investors. Accordingly, for these and other reasons discussed in this Proxy Statement, we believe that stockholder approval of the Reverse Stock Split will provide the Board of Directors with flexibility to implement the Reverse Stock Split in a manner designed to maximize the desired results and anticipated benefits and is consequently in the company’s best interest. As such, assuming the Reverse Stock Split is approved by our stockholders as proposed, the Board of Directors may determine to implement the Reverse Stock Split even if doing so is not necessary in order to maintain and/or regain compliance with the Bid Price Rule.

Reducing the number of issued and outstanding shares of our common stock through the Reverse Stock Split would be intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of the common stock will not decrease in the future. Under applicable Nasdaq Listing Rules, in order to regain compliance with the Bid Price Rule and maintain our listing on the Nasdaq Capital Market, a consolidated closing bid price of $1.00 per share must be maintained for a minimum of 10 consecutive business days, and Nasdaq may, in its discretion, require us to maintain a consolidated closing bid price of at least $1.00 per share for a longer period, not to exceed 20 consecutive business days, before determining that we have regained compliance with this requirement.  Accordingly, we cannot assure you that we will be able to maintain our Nasdaq listing after the Reverse Stock Split is effected or that the market price of the common stock will exceed or remain in excess of $1.00 per share for any period of time. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of the shares of common stock issued and outstanding before the Reverse Stock Split or that our Board of Directors will effect the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. We also cannot assure you that our common stock will not be delisted from Nasdaq due to failure to meet other continued listing standards.

Board Discretion to Implement the Reverse Stock Split

If the stockholders approve this proposal, the Board of Directors would effect the Reverse Stock Split only upon the Board’s determination that the Reverse Stock Split is in the best interests of the company and its stockholders at that time. Assuming the Board of Directors effects the Reverse Stock Split, the Board of Directors will set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If stockholders approve the proposal, and the Board of Directors determines to implement the Reverse Stock Split, we would communicate to the public, prior to the effective date of the Reverse Stock Split, additional details regarding the Reverse Stock Split, including the specific ratio the Board of Directors selects.

The ratio to be used in the Reverse Stock Split would be determined by the Board of Directors in its discretion and would depend on the trading price of our common stock at the time of the split among other factors. The Board of Directors is seeking approval of a reverse stock split of our common stock within the range of one-for-two (1:2) to one-for-ten (1:10) to provide maximum flexibility to achieve the purposes of the Reverse Stock Split. The table below provides estimates of the expected effects assuming implementation of the Reverse Stock Split at various ratios within the range for which authorization is sought, as to (1) the number of shares of our common stock (a) authorized, (b) issued and outstanding, (c) reserved for issuance and (d) authorized but neither issued nor reserved for issuance, and (2) the trading price of our common stock. The estimates in the table are based on the assumptions referenced in the footnotes below.

	Number of Shares of Common Stock Authorized	Number of Shares Issued and Outstanding	Number of Shares Reserved for Issuance	Number of Shares Authorized but Neither Issued nor Reserved for Future Issuance	Assumed Post-Reverse Stock Split Trading Price
Prior to any Reserve Stock Split	30,000,000	3,234,261	2,939,287	23,826,452	$ 0.56
After Assumed 1-for-2 Reverse Stock Split	30,000,000	1,617,131	1,469,644	26,913,226	$ 1.12
After Assumed 1-for-5 Reverse Stock Split	30,000,000	646,852	587,857	28,765,290	$ 2.80
After Assumed 1-for-10 Reverse Stock Split	30,000,000	323,426	293,929	29,382,645	$ 5.60

(1)

These estimates assume a total of 3,234,261 shares of our common stock issued and outstanding immediately prior to the Reverse Stock Split, which is based on the 3,234,261 shares issued and outstanding as of March 16, 2020.

(2)

The following 2,939,287 shares of common stock are included in the Number of Shares Reserved for Issuance, based on shares reserved as of March 16, 2020: (i) warrants to purchase 120,000 shares of our common stock at a weighted average exercise price of $125.00 per share; (Ii) warrants to purchase 2,490,700 shares of our common stock at a weighted average exercise price of $2.40 per share; (iii) warrants to purchase 143,587 shares of our common stock at a weighted average exercise price of $1.84 per share; (iv) warrants to purchase 125,000 shares of our common stock at a weighted average exercise price of $2.64 per share; (v) options to purchase 10,000 shares of our common stock outstanding under the 2015 Omnibus Incentive Plan at a weighted average exercise price of $10.00 per share; (vi) options to purchase 3,790 shares of our common stock outstanding under the 2015 Omnibus Incentive Plan at a weighted average exercise price of $100.00 per share; (vii) options to purchase 5,510 shares of our common stock outstanding under the 2015 Omnibus Incentive Plan at a weighted average exercise price of $125.00 per share; (viii) an additional aggregate of 40,700 shares of our common stock reserved for future issuance under the 2015 Omnibus Incentive Plan (excluding options already issued and therefore included in the outstanding options referenced in clause (ii). All shares reserved for issuance would be proportionately reduced by the same ratio at which outstanding shares are adjusted in the event the Reverse Stock Split is effected.

(3)	These estimates do not reflect the effects of paying cash in lieu of fractional shares resulting from the Reverse Stock Split.

(4)

The Assumed Post-Reverse Stock Split Trading Price of our common stock is based on the $0.56 closing price of our common stock as reported on the Nasdaq Capital Market on March 13, 2020, and assumes that immediately after any Reverse Stock Split, the market price of our common stock would adjust proportionately to reflect the Reverse Stock Split ratio. There can be no assurances that our common stock will trade at a price proportionate to the ratio at which the Reverse Stock Split is implemented, or that our common stock will remain at any given price following implementation of the Reverse Stock Split.

Effect on Existing Shares of Common Stock

The proposed Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, as described below.

Effect on Options, Warrants and Shares Reserved for Issuance Under Incentive Plan

All outstanding options and warrants to purchase shares of our common stock would be adjusted proportionately as a result of the Reverse Stock Split. In addition, the number of shares available pursuant to the 2015 Plan would be adjusted proportionately as a result of the Reverse Stock Split.

Effect on Authorized but Unissued Shares of Common Stock

If and when the Board of Directors elects to effect the Reverse Stock Split, we will not reduce the number of authorized shares of common stock in proportion to the Reverse Stock Split ratio. Therefore, upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially because the proposed Reverse Stock Split will not reduce the number of authorized shares, while it will reduce the number of outstanding shares.  The actual number of authorized shares of common stock available for issuance after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by the Board of Directors and whether the increase of our authorized common stock described in Proposal No. 3 is approved.  The issuance of such securities may result in potentially significant dilution of current stockholders’ ownership interests in the Company.

Effect on Par Value

The Reverse Stock Split Amendment will not change the par value of our common stock.

Payment for Fractional Shares

Whether shares are held in street name or directly, fractional shares of common stock will not be issued to stockholders. Instead, fractional shares will be cashed out. For example, if a stockholder holds 125 shares on a pre-split basis and the Reverse Stock Split ratio is 1:2, 124 of such shares would be combined and converted into 112 shares on a post-split basis and such stockholder would receive cash for one pre-split share.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•	the closing sales price of our common stock on the effective date of the Reverse Stock Split as reported on the Nasdaq Capital Market; by

•	the amount of the fractional share.

Stockholders would not be entitled to receive interest for their fractional shares. Any stockholder that holds a number of our shares that is less than the ratio used to implement the Reverse Stock Split will be completely cashed out as a result of the payment of fractional shares in lieu of any fractional share interests.

Mechanics of Reverse Stock Split

If the Reverse Stock Split proposal is approved by our stockholders at the Annual Meeting and thereafter the Board of Directors determines to implement the Reverse Stock Split, our stockholders will be notified of the ratio at which the Reverse Stock Split has been implemented. The mechanics of the Reverse Stock Split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder’s name.

•

If a stockholder’s shares are registered directly in the stockholder’s name, the stockholder will receive a transmittal letter asking the stockholder to surrender certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s) together with the properly completed and executed letter of transmittal are delivered in accordance with the instructions contained in such transmittal letter.

•

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

We estimate that our aggregate expenses relating to the Reverse Stock Split will not be material.

Accounting Consequences

The Reverse Stock Split will not affect total stockholders’ equity on the Company’s balance sheet. However, because the par value of our common stock will not change, the components that make up total stockholders’ equity will change by offsetting amounts. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. Fractional shares cashed out will be accounted for as retired stock.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Stock Split by a beneficial owner of common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will not be sustained by a court. No ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Stock Split.

Based on the assumption that the Reverse Stock Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code (i.e., a deemed exchange of existing shares for newly-issued shares), and subject to the limitations and qualifications set forth in this discussion and the discussion below regarding the treatment of cash paid in lieu of fractional shares, the following U.S. federal income tax consequences will result from the Reverse Stock Split:

●	A U.S. holder will not recognize gain or loss on the deemed exchange of shares pursuant to the Reverse Stock Split (except to the extent of cash received in lieu of a fractional share);

●

The aggregate tax basis of the shares deemed received by a U.S. holder in the Reverse Stock Split will be equal to the aggregate tax basis of the shares deemed surrendered in exchange therefor, reduced by the amount of the adjusted tax basis allocated to any fractional share for which cash is received; and

●	The holding period of the shares received by a U.S. holder in the Reverse Stock Split will include the holding period of the shares deemed surrendered therefor.

Cash Received in the Reverse Stock Split in Lieu of Fractional Shares

A stockholder who receives cash in lieu of fractional shares in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of fractional shares and the portion of the stockholder’s adjusted tax basis allocable to the fractional shares unless the distribution of cash is treated as having the effect of a distribution of a dividend, in which case the gain will be treated as dividend income to the extent of our current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their own tax advisors to determine whether a stockholder’s receipt of cash has the effect of a distribution of a dividend.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such right.

Interests of Certain Persons in the Proposal

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT AND ACCORDINGLY “FOR” THE REVERSE STOCK SPLIT.

ITEM 3 ON YOUR PROXY CARD.

EXECUTIVE OFFICERS

The following table provides information with respect to our executive officers as of March 16, 2020:

Name	Age	Title
Bruce M. Rodgers	56	Chairman, Chief Executive Officer and President
Richard Russell	59	Chief Financial Officer
Ryan Duran	35	Vice President of Operations
Carollinn Gould	56	Vice-President, Secretary and Director

Bruce M. Rodgers. Mr. Rodgers background and experience is contained above in the section of the Proxy Statement entitled “Directors”.

Richard Russell Mr. Russell, age 59, has served as Chief Financial Officer of the company since November 2017. Since 2016, Mr. Russell provided financial and accounting consulting services with a focus on technical and external reporting, internal auditing, mergers & acquisitions, risk management and interim CFO and controller services. Mr. Russell also served as Chief Financial Officer for Mission Health Communities from 2013 to 2016 and before that, Mr. Russell served in a variety of roles for Cott Corporation from 2007 to 2013 including Senior Director Finance, Senior Director of Internal Auditing and Assistant Corporate Controller. Mr. Russell’s extensive professional experience with public companies includes his position as Director of Financial Reporting and Internal Controls for Quality Distribution and as Danka’s Director of Reporting from 2001 – 2004 Mr. Russell also holds the following positions: Chief Executive Officer and Chief Financial Officer of Omega Brands Inc. which is an inactive public shell company and Chief Financial Officer of Affinitas Life which is an emerging senior care private company. Mr. Russell earned his bachelor of science in accounting and a master’s in tax accounting from the University of Alabama, a bachelor of arts in international studies from the University of South Florida and a master’s in business administration from the University of Tampa. On March 1, 2020, Mr. Russell was appointed to the board of directors for Trident Brands Inc. (“TDNT”) a publicly held consumer products company.

Mark J. Pajak. Mr. Pajak, age 41, served as Chief Operating Officer from his appointment on January 16, 2019 to when he resigned on January 8, 2020. Mr. Pajak primarily focused on the operations of IIU, Inc and its subsidiary Wallch & Company. Since December 2011, Mr. Pajak has served as President and Chairman of DLC Holdings Corp,(stock symbol DLC) a publicly listed company on the TSXV.  Mr. Pajak is also President and Chairman of Craven House Capital North America LLC and Chairman of Craven House Capital Plc which is an investment company listed on the London Stock exchange.

Mr. Pajak spent the early part of his professional career in property development and has extensive experience at both the corporate and operational level, most recently as a Sales and Marketing Director in the Taylor Wimpey Plc. (a property development company listed on the London Stock Exchange) group of companies from 2005 to 2010 and as a Business Development Manager from 2002 to 2005, acting in a wide ranging capacity including involvement in M&A activity in the UK and North America, bank and private debt financing and analyst and shareholder relations. Mr. Pajak studied at Oxford University where he obtained both an undergraduate degree in Biological Sciences and a post-graduate MBA.

Ryan Duran. Mr. Duran, age 35, currently serves as Vice President of Operations of the company and joined the Company in March 2015. Prior to joining the Company, Mr. Duran served as Operations Manager of Business Law Group, since 2008. Mr. Duran holds a bachelor’s degree in real estate and finance from Florida State University.

Carollinn Gould. Ms. Gould’s background and experience is contained above in the section of the Proxy Statement entitled “Directors”.

We are aware of no arrangements as to the selection or appointment of executive officers.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning compensation for services rendered in all capacities awarded to, earned by or paid to our named executive officers during the years ended December 31, 2019, 2018 and 2017. The table does not include compensation for 2019 or 2018 for each named executive officer if such officer was not employed by the company in 2018 or 2019.

				Stock	Option		All Other
	Fiscal	Salary	Bonus	Awards	Awards		Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)		($)(5)	($)
Bruce Rodgers	2019	$349,467	$—	$—	$—		$7,390	$356,857
Chairman and CEO	2018	$269,500	$—	$—	$—		$3,541	$273,041
	2017	269,500	—	—	—		1,593	271,093
Richard Russell (1), (2)	2019	193,855	—	—	—		23,273	217,128
Chief Financial Officer	2018	180,000	135,000	—	26,309	(1)	20,759	362,068
	2017	9,691	—	—	5,800	(2)	1,177	16,668
Ryan Duran (3)	2019	146,923	—	—	—		22,657	169,580
Vice President of Operations	2018	132,500	—	—	8,769	(3)	19,718	160,988
	2017	101,385	108	—	—		7,062	108,556

(1)

(1)Includes an option to purchase 7,500 shares of common stock granted to Mr. Russell on May 29, 2018. The option has an exercise price of $10.00 per share and expires on May 29, 2028. The option vests fully in three equal annual installments on May 29, 2019, November 29, 2020 and November 29, 2021.

(2)Includes an option to purchase 2,500 shares of common stock granted to Mr. Russell on November 29, 2017. The option has an exercise price of $125.00 per share and expires on November 29, 2027. The option vests fully in three equal annual installments on November 29, 2018, November 29, 2019 and November 29, 2020.

(3)Includes an option to purchase 2,500 shares of common stock granted to Mr. Duran on May 29, 2018. The option has an exercise price of $10.00 per share and expires on May 29, 2028. The option vests fully in three equal annual installments on May 29, 2019, November 29, 2020 and November 29, 2021.

(4)Mr. Akers resigned from the company effective February 28, 2018. The Option Award includes an option to purchase 2,500 shares of common stock granted to Mr. Akers on May 10, 2016. The option has an exercise price of $125.00 per share and expires on May 9, 2026. The option vests fully in three equal annual installments on May 9, 2017, May 9, 2018 and May 9, 2019. The option was forfeited upon non-exercise 60 days after termination.

(5)These amounts consist of: health insurance premiums paid by the company in excess of non-executive contribution and auto allowance.

		Health
		Insurance	Auto
		Premiums	Allowance
Name	Year	($)	($)	Total ($)
Bruce Rodgers	2019	$7,390	$—	$7,390
	2018	3,541	—	3,541
	2017	1,593	—	1,593
Richard Russell	2019	23,273	—	23,273
	2018	20,759	—	20,759
	2017	1,177	—	1,177
Ryan Duran	2019	22,657	—	22,657
	2018	19,718	—	19,718
	2017	7,062	—	7,062

Employment Agreements

Certain executives’ compensation and other arrangements are set forth in employment agreements. These employment agreements are described below.

Bruce M. Rodgers. On October 22, 2015, we entered into an employment agreement with Mr. Bruce M. Rodgers, our Chief Executive Officer. A cost-cutting initiative was implemented by the company on August 31, 2016.  The employment agreement was subsequently amended to reduce Mr. Rodgers’ annual compensation to $269,500 but effective April 15, 2019 his employment agreement was amended to revert his annual base salary back to the amount originally set forth in the employment which was $385,000.  The employment agreement states that he may be granted annual bonuses at the discretion of the Board of Directors. Mr. Rodgers is entitled to participate in all of our pension, life insurance, health insurance, disability insurance and other benefit plans on the same basis as our other employee officers participate. The term of Mr. Rodgers’ agreement is for three years and is automatically renewed each year unless terminated for “cause”, as defined in the employment agreement. He will receive the base salary and benefits due under the employment agreement for the remainder of the term if terminated “without cause”, as defined in the employment agreement, or such base salary shall be paid for the remainder of the term to his estate if his employment is terminated due to his death. Mr. Rodgers’ employment agreement contains certain non-competition covenants and confidentiality provisions.

Richard Russell. On November 29, 2017, we entered into an employment agreement with Mr. Richard Russell, our Chief Financial Officer. Mr. Russell receives a base salary of $180,000 per year, subject to possible merit increase. Effective April 15, 2019 his employment agreement was amended to increase his compensation to $200,000.  In addition, Mr. Russell is eligible to receive an annual bonus and long-term incentive awards as determined by the Company’s Board of Directors and is eligible to participate in any equity incentive plan, stock option plan or similar plan adopted by the Company. The term of Mr. Russell’s agreement is for one year and is automatically renewed each year unless terminated for “cause”, as defined in the employment agreement. The agreement provides that if we terminate Mr. Russel’s employment without cause then he will be entitled to severance compensation in the amount of his base salary for the 24 month period following the date of termination.  The agreement provides that Mr. Russell will only be entitled to the unpaid base salary owing to him up through and including the date of termination if he (a) is terminated due to death or disability, (b) is terminated by company for cause, or (c) he chooses to terminate his employment.  Mr. Russell’s employment agreement contains certain non-competition covenants and confidentiality provisions.

On November 29, 2017, Mr. Russell received stock options to purchase 2,500 shares of our common stock under the Company’s 2015 Omnibus Incentive Plan (“Plan”) at a price equal to $125.00 per share.  These stock options vest over a three-year period in equal annual installments beginning on the one-year anniversary of the grant date.  Additional grants under the Plan may be made to Mr. Russell based upon an evaluation of his performance by the Company’s Board of Directors.

Ryan Duran. In March 2015 we entered into an employment agreement with Mr. Ryan Duran, our Vice President of Operations.  Effective February 15, 2019, Mr. Duran’s current compensation was increased to $150,000. On January 1, 2016, Mr. Duran was awarded an option grant for 413 shares of our common stock at an exercise price of $100.00 per share.  This option grant was fully vested upon issuance.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on exercisable and unexercisable options and unvested stock awards held by the named executive officers on December 31, 2019.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date
Bruce Rodgers	—	—		$—	—
Richard Russell	1,667	833		$125.00	11/29/2027
Richard Russell	2,500	5,000	(1)	$10.00	5/29/2028
Ryan Duran	413	—		$100.00	1/2/2026
Ryan Duran	833	1,667	(1)	$10.00	5/29/2028

(1) One third of the options vest on May 9, 2017 which is within 60 days of the record date.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our 2015 Omnibus Incentive Plan, as of December 31, 2019:

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	19,300	$60.51	40,700
Equity compensation plans not approved by security holders	-	$-	-

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 16, 2020 by:

•	each person who is known by us to beneficially own more than 5% of our outstanding common stock,
•	each of our directors and named executive officers, and
•	all directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 3,134,163 common shares outstanding as of March 16, 2020. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally require that the individual have voting or investment power with respect to the shares. In computing the number of shares beneficially owned by an individual listed below and the percentage ownership of that individual, shares underlying options, warrants and convertible securities held by each individual that are exercisable or convertible within 60 days of March 16, 2020, are deemed owned and outstanding, but are not deemed outstanding for computing the percentage ownership of any other individual. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all individuals listed have sole voting and investment power for all shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is LM Funding America, Inc., 1200 West Platt Street, Suite 100, Tampa, Florida 33606.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
5% Stockholders:	5% Stockholders:	5% Stockholders:
Craven House Capital North America Inc. (1)	1,458,675	38.6%
Hudson Bay Capital Management LP (2)	850,271	22.5%
Heights Capital Management Inc./CVI Investments, Inc. (3)	788,742	20.9%
Thomson Group International, LLC (4)	284,504	7.5%
Carol Linn Gould Revocable Trust (5)	116,183	3.1%
Bruce M. Rodgers Revocable Trust (5)	116,183	3.1%
Mark Pajak (1)	1,458,675	38.6%

Executive Officers and Directors
Bruce M. Rodgers (6)	878,433	26.7%
Carollinn Gould (6)	878,433	26.7%
Douglas I. McCree (7)	2,050	*
Joel E. Rodgers, Sr. (8)	700	*
Fred Mills (9)	2,600	*
Martin A. Traber (10)	2,600	*
Andrew L. Graham (11)	1,280	*
Richard Russell (12)	6,666	*
Ryan Duran (13)	2,080	*
All Executive Officers and Directors as a Group (9 individuals)	897,411	27.5%

*	Represents less than 1% of beneficial ownership
(1)

Includes 648,496 shares of common stock held by Craven House Capital North America Inc. (“Craven House”) and includes 640,000 shares of common stock issuable upon the exercise of warrants held by Craven House.  Mr. Pajak is the President of Craven House and has the right to cause the voting or disposition of the shares held by Craven House. Mr. Pajak resigned as an officer of the Company on January 8, 2020.  The 640,000 shares are pledged as collateral to the Company to secure an obligation by Craven House to the Company, and in connection with that stock pledge, Craven House granted a proxy to vote the shares to Bruce M. Rodgers.

(2)	Includes 225,271 shares of common stock and includes 625,000 shares of common stock issuable upon the exercise of warrants.
(3)	Includes 163,742 shares of common stock and includes 625,000 shares of common stock issuable upon the exercise of warrants.
(4)	Includes 284,504 shares of common stock.
(5)

Includes 219,124 shares of common stock and 13,242 shares of common stock issuable upon the exercise of warrants held by the two revocable trusts.  Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould, own 100% of the outstanding membership interests of each trust.

(6)

Includes 232,366 shares beneficially owned by Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 4,417 shares beneficially owned by BRR Holding, LLC, 1,550 shares beneficially owned by Bruce M. Rodgers IRA, and 100 shares beneficially owned by Carollinn Gould IRA, of which 13,242 shares in the case of Bruce M. Rodgers Revocable Trust and Carol Linn Gould Revocable Trust, 150 shares in the case of BRR Holding, LLC and 390 shares in the case of Bruce M. Rodgers IRA are issuable upon the exercise of warrants to purchase shares of common stock. Bruce M. Rodgers is the sole Trustee of the Bruce M. Rodgers Revocable Trust and Carollinn Gould is the sole Trustee of the Carol Linn Gould Revocable Trust.  Bruce M. Rodgers, Carollinn Gould and their family, including trusts or custodial accounts of minor children of each of Mr. Rodgers and Ms. Gould owns 100% of the outstanding membership interests of BRR Holding, LLC, and therefore Mr. Rodgers and Ms. Gould may be deemed to have shared voting and investment power for all 236,784 shares owned by both Trusts and BRR Holding, LLC. Also includes 640,000 shares held by Craven House as to which Mr. Rodgers has been granted a proxy in connection with the above-described stock pledge by Craven House.

(7)

Includes 2,050 shares of common stock, 500 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00 and 500 shares of common stock issuable upon the exercise of options at an exercise price of $100.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020.

(8)

Includes 100 shares of common stock, 100 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 500 shares of common stock issuable upon the exercise of options at an exercise price of $100.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020.

(9)	Includes 2,600 shares of common stock.
(10)

Includes 1,100 shares of common stock, 1,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 500 shares of common stock issuable upon the exercise of options at an exercise price of $100.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020.

(11)

Includes 180 shares of common stock, 600 shares of common stock issuable upon the exercise of warrants at an exercise price of $125.00, and 500 shares of common stock issuable upon the exercise of options at an exercise price of $100.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020.

(12)

Includes 1,667 shares of common stock issuable upon the exercise of options at an exercise price of $125.00 that are currently exercisable or become exercisable within 60 days after March 29, 2019, includes 5,000 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020.  This amount excludes 3,333 options that are not exercisable 60 days after the record date of March 29, 2020.

(13)

Includes 413 shares of common stock issuable upon the exercise of options at an exercise price of $125.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020. Includes 833 shares of common stock issuable upon the exercise of options at an exercise price of $10.00 that are currently exercisable or become exercisable within 60 days after March 29, 2020. This amount excludes 833 options that are not exercisable 60 days after the record date of March 29, 2020.

OTHER MATTERS

We do not expect any other matters to be brought before the meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy as recommended by the Board of Directors or, if no recommendation is given, in their own discretion using their best judgment.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE ANNUAL MEETING

Shareholder proposals intended to be considered for inclusion in next year’s proxy statement and form of proxy for presentation at the next Annual Meeting of Shareholders must comply with Securities and Exchange Commission Rule 14a-8. The deadline for submitting such proposals is December 14, 2020 (120 days before the date of this year’s mailing without regard to the year), unless the date of the next Annual Meeting is more than 30 days before or after the one-year anniversary date of this Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the next Annual Meeting.

Shareholders wishing to submit proposals for the next Annual Meeting outside the process of Securities and Exchange Commission Rule 14a-8 must comply with the advance notice and other provisions of Article II, Section 11 of our bylaws. To be timely, notice of the proposal must be received by the company by February 14, 2020, unless the date of the next Annual Meeting is more than 30 days before or after the one-year anniversary date of this Annual Meeting, in which case the notice must be delivered at least 45 days before the company sends its proxy materials to shareholders for the next Annual Meeting.

Address proposals to LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606. The specific requirements for submitting shareholder proposals are set forth in Article II, Section 11 of our bylaws.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. The company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: LM Funding America, Inc., Attention: Bruce M. Rodgers, Chief Executive Officer, 1200 West Platt Street, Suite 100, Tampa, Florida 33606, telephone: 813-222-8996. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the company at the above address or telephone number.

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
LM FUNDING AMERICA, INC.

LM Funding America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

1. The name of the Corporation is LM Funding America, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 20, 2015, as amended on August 7, 2015, September 5, 2018, and October 15, 2018.

2. This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Certificate of Incorporation, as amended.

3. The amendment to the existing Certificate of Incorporation, as amended, being effected hereby is as follows:  Article “FOURTH” of the Original Certificate shall be and is hereby amended by adding the following paragraph to the end thereof as new Article IV, Section 4:

"SECTION 4.  Reverse Stock Split. Without regard to any other provision of this Certificate of Incorporation, effective at ____ [a.m./p.m.], eastern time, on___________, 20___ (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each * (*) shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Common Stock on the Nasdaq Capital Market on ___________, 20___ and the amount of the fractional share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above."

4.Except as specifically set forth herein, the remainder of the Original Certificate will not be amended, modified or otherwise altered.

5.The effective time and date of the amendment herein certified shall be ______ [a.m./p.m.], _________, 20.

*Number between two (2) and ten (10) as determined by the Board of Directors in its sole discretion.

1 1 OF 2

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Mr. Bruce Rodgers 02) Ms. Carollinn Gould

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting Yes ☐ No ☐

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000446272_1 R1.0.1.18

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in  hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.   LM FUNDING AMERICA, INC. 1200 W Platt Suite 100 Tampa, FL 33606   Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1   For  Withhold  For All   All  All  Except   The Board of Directors recommends you vote FOR the following:   0  0  0  1. Election of Directors     Nominees   01) Mr. Bruce Rodgers  02) Ms. Carollinn Gould   The Board of Directors recommends you vote FOR proposals 2. and 3. 2. To ratify the appointment of Malone Bailey LP as the Company's independent auditor to audit the Company's 2019 and 2020 Financial Statements.  0 For  0 Against  0Abstain   3  To approve an amendment (in the event it is deemed by the Company's Board of Directors to be advisable) to the Company's Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's issued and outstanding common stock at a ratio within the range of the one-for-two (1:2) to one-for-ten (1:10), as determined by the Board of Directors.  0  0  0   For address change/comments, mark here.  0  Investor Address Line 1 Investor Address Line 2 Please indicate if you plan to attend this meeting Investor Address Line 3  (see reverse for instructions) Yes No  0 0   0000446272_1 R1.0.1.18 Investor Address Line 4  Investor Address Line 5  Please sign exactly as your name(s) appear(s) hereon. When signing as  John Sample  attorney, executor, administrator, or other fiduciary, please give full  1234 ANYWHERE STREET  title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name by authorized officer.

0000446272_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available atwww.proxyvote.com LM FUNDING AMERICA, INC. Annual Meeting of Stockholders May 11, 2020 3:00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Bruce M. Rodgers and Carollinn Gould, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LMFunding America, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 03:00p.m., Eastern Time on May 11, 2020 at 1200 W Platt Street, Suite 100, Tampa, FL 33606, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side